Exhibit 10.1

Min Nong Xin No.: 910

Mortgage Loan Contract

Song Lian Bu Nong Xin Di Jie Zi No. 2011A0203

Borrower: Fujian Yada Food Co., Ltd. (福建亚达食品开发有限公司)

Lender (Mortgagee): Songxi County Rural Credit Cooperative Union Business Office
(松溪县农村信用合作联社营业部)

Mortgagor: Fujian Yada Food Co., Ltd. (福建亚达食品有限公司)

Pursuant to relevant applicable laws and regulations and based upon full consultations with each other, the Lender, the Borrower and the Mortgagor hereby agree to enter into this Contract.

ARTICLE 1

Lender agrees to provide a loan to Borrower as follows:

(1)	Type of loan: Short-term;

(2)	Purpose of loan: Processing of farm and sideline products;

(3)	Amount of loan (in words): RMB Six Million Yuan only;

(4)	Loan term and repayment period: Commencing from February 16, 2011 and ending at August 15, 2011;

(i)

The loan term and repayment period under this Contract are detailed in the following table. Additional table may be attached in case of insufficient space and shall be regarded as an integral part of this Contract if any.

Loan				Repayment
Year	Month	Day	Amount (RMB Yuan)	Year	Month	Day	Amount (RMB Yuan)
2011	February	16	6,000,000.00	2011	August	15	6,000,000.00

Exhibit 10.1

(ii)

In the event of any discrepancy between the details concerning the amount of loan, date of loan and date of repayment recorded under this Contract and those recorded in relevant loan certificate, the loan certificate shall prevail. The loan certificate shall be integral part of this Contract and have equal legal effect with this Contract.

(5)	Calculation and payment of interests

	(i)	The monthly rate of interest applicable to this Contract is 7.93333 ‰;

	(ii)	The interests accrued under this Contract shall be calculated on quarterly basis and the settlement date of interest shall be the 20th day of each quarter;

(iii)

The rate of interest will not be changed in case of an early repayment of the loan by the Borrower and the Lender shall have the right to calculate and collect interests in accordance with the loan terms set forth in this Contract.

ARTICLE 2

The Mortgagor voluntarily provides guarantee with the properties it is eligible to for the Loan (Please refer to “Collaterals List” for details) for the Lender, and the Collaterals List shall be regarded as a part of the Contract.

(1)

If the Borrower fails to pay due debts on time, The Mortgagee is given the priority in being paid with the money into which the collaterals is converted or the proceeds obtained from auction or sale of the property.

(2)

The collaterals is temporary converted into RMB (in word) Thirty two Million and Two hundred Eight four Thousand, any the final value shall be subject to the pure income when actually the mortgage interest is realized.

(3)

The scope of mortgage shall include the principal of the loan, interest thereon, and penalty interest, overdue interest, compound interest, damages, liquidated damages, and all costs and expenses incurred by the Lender to realize its rights under this Contract;

(4)	The effectiveness of mortgage extends to ancillaries, Accessory Right and subrogated right, echo thing, mixture, processing thing and fruits.

(5)	The Mortgagee shall safekeep, use and maintain the collaterals during the period of mortgage; the mortgagee shall also safekeep property certificates.

(6)	None of the collaterals shall be recognized as bankrupt asserts except for the balance of the collateral value after the principle, interest, and any related fees are deducted.

Exhibit 10.1

ARTICLE 3

Rights and obligations of the Borrower:

(1)	The Borrower shall have the right to obtain and use the loan in accordance with the terms and conditions set forth in this Contract;

(2)	The Borrower shall repay the principal of the loan and pay the interest thereon as per the schedule set forth in this Contract;

(3)	The Borrower shall use the loan for the purpose agreed under this Contract only and shall not use such loan for other purposes without an approval of the Lender;

(4)	The Borrower shall provide the Lender with the authentic balance sheets, income statements and any information about account union (bank) and account number on a monthly basis, as required;

(5)	The Borrower shall make available for the Lender to examine and supervise the utilization of the loan and all kinds of relevant production, operation and financial activities of the Borrower;

(6)	The Borrower shall give a prior notice to the Lender to inform the Lender of any change of the Borrower's legal representative, legal address, business place or its registered capital;

(7)

The Borrower may not change its operation and management modes or ownership structure due to contracting, leasing, joint operations, equity restructuring, splitting, merger and acquisition, share transfer and outward investment, unless the Borrower gives thirty (30) days’ prior notice to the Lender and obtains the approval of the Lender regarding arrangements for a debt repayment;

(8)

The Borrower shall inform in writing the Lender of any event, other than the above mentioned events, which may exert risks on its normal operation or cause adverse impact on its ability to discharge its repayment obligation under this Contract, such as closedown, shutdown, cancellation of its registration certificate, revocation of its business license, illegal acts of its legal representative or main persons in charge, involvement in material proceedings, exceptional difficulty of its production and operation, and deterioration of its financial standing, and shall put forward relevant repayment measures;

(9)

The Borrower and its investor (s) shall guarantee not to illegally withdraw the capital, transfer the assets or assign or transfer shares of the Borrower for the purpose of evading their obligations against the Lender;

(10)

If the collaterals are damaged, destroyed or any other reason to cause its value to be depreciated before the Borrower repay the principle and interest, the Borrower shall provide no less valuable guarantee approved by the Lender within 30 days.

(11)	The Borrower agrees that the Lender can deduct the principle, interest and fees from any account of the Borrower.

Exhibit 10.1

ARTICLE 4

Representations and warranties of Mortgagor:

(1)

The Mortgagor shall be entitled to deposit the collaterals according to law. The Mortgagor shall give the Mortgagee advance notice in written form if the properties have been leased out. The Mortgagor shall guarantee that the Mortgagee’s mortgage interest is in first order; otherwise, it shall notify the Mortgagee.

(2)

The Mortgagor shall guarantee the legitimacy of the mortgaged properties, and keep the safety and integrity of the properties during the period of mortgage. The Mortgagor shall also bear the cost of safekeeping and maintainance of the properties.

(3)

The Mortgagor can only compensatory transfer or lease the collaterals with consent of the Mortgagee. The proceeds obtained from transfer or rental shall be used to repay in advance or be deposited as agreed.

(4)

The Mortgagor shall cover insurance on the collaterals if the Mortgagor required so. The Lender shall be the Primary beneficiary and keep the insurance policy. The Mortgagor shall be liable to renew the insurance if it is expired. If there is any damage happened to the collaterals within the insurance liability, the insurance claims shall be used to repay due debts, if the claims is not enough for repaying the debts, the Borrower shall be liable to make up or provide other guarantee.

(5)

If the collaterals are damaged, destroyed or any other reason to cause its value to be depreciated before the Borrower repay the principal and interest, the Borrower shall provide no less valuable guarantee approved by the Lender within 30 days.

(6)	The Mortgagor shall make available for the Lender to examine and supervise the mortgaged properties.

(7)

The Mortgagor shall be liable for the contract registration or administrative examination required by the laws. The Mortgagor shall handover property right certificate, original copy of registration and any other right certificate to the Mortgagee for safekeeping.

(8)	The Mortgagor shall remain liable jointly and severally for the obligations of the Borrower under this Contractor even the Master Contract is verified invalid;

(9)	The Mortgagor shall agree to be liable jointly and severally for the principal and interest under this Contract regardless of the purposes of the Borrower of employment of such loan;

Exhibit 10.1

ARTICLE 5

Rights and obligations of Lender:

(1)

The Lender shall grant to the Borrower the loan under this Contract in accordance with the schedule and amount set forth in this Contract provided that the Borrower has performed its obligations under this Contract and has completed relevant guarantee procedures to secure the loan under this Contract;

(2)	The Lender shall keep title certificates of the collaterals in a proper way and return immediately when the principal and interest is paid off.

(3)

The Lender shall have the right to know such information as the production, operation, financial activities, material inventory and the exploration of loan of the Borrower, and have the right to request the Borrower to submit such documents, data and information as financial statements as required;

(4)

In the event that the Lender recovers in accordance with this Contract or recovers in advance the principal of the loan, interest thereon, any penalty interest, overdue interest, compound interest, and other fees payable by the Borrower, the Lender shall have the right to deduct such amount directly from the account of the Borrower or the Mortgagor, and shall have the right to request other account banks (institutions) to withhold such amount or to require the Borrower or the Mortgagor to repay the loan in advance through any applicable legal procedures.

ARTICLE 6

The early repayment of the loan by the Borrower, if necessary under special conditions, shall be approved by the Lender.

In the event that the Borrower fails to repay the loan in accordance with the schedule set forth in this Contract for special reasons and requests to extend the loan term, the Borrower shall submit a written extension application fifteen (15) days prior to the original maturity date of the loan for approval by the Lender. If such application is approved by the Mortgagor and the Lender, and an extension agreement is executed therefore, the repayment period may be extended while the interest rate of the extended loan shall be determined as per the rate then applicable to the accumulated periods.

Exhibit 10.1

ARTICLE 7

Liabilities of breach of Contract:

(1)	Default liabilities of the Borrower

(i)

If the Borrower fails to repay the principal of the loan as per the schedule and fails to cause the loan term to be extended, the Borrower shall pay interest at a daily rate of 3966.665 ten-thousandths calculated from the day of delay of repayment of the principal of the loan, or at a rate of 50 percent more than contract interest rate. (In the case that the legal interest rate is adjusted, the interest thereon shall be calculated as stipulated by the People’s Bank of China);

If the Borrower fails to repay the principle and interest after the extended period, an additional 50% interest will be charged to the Borrower based on the interest rate of the extended period from the overdue day.

(ii)

If the Borrower doest not use the loan for the purpose as agreed in this Contract, additional interests will be collected by the Lender on the amount of the loan misappropriated or diverted, at the rate of 5288.89 ten-thousandths on daily basis during the misappropriation or diversion of the loan, or at a rate of 100 percent more than contract interest rate. (In case that the legal interest rate is adjusted, the interest thereon shall be calculated as stipulated by the People’s Bank of China);

If the Borrower doest not use the loan for the purpose as agreed in this Contract after the extended period, the Borrower shall pay interest at a rate of 100% more than interest rate for the extended period.

(iii)

If the Borrower fails to pay the interest of the loan on schedule as set forth in this Contract, additional interest will be charged on any amount of such delayed interest at the rate set forth in this Contract;

(iv)

If the Borrower violates any provision under this Contract, the Lender shall have the right to terminate any amount of the loan which has not yet granted and collect the principal and interest, accrued but not matured thereon.

(2)	Default liabilities of Lender

(i)

If the Borrower has implemented its obligations under this Contract and has completed relevant loan guarantee procedures as required by the Lender, but the Lender fails to grant the loan to the Borrower as per the schedule and amount set forth in this Contract, the Lender shall pay damages in the amount calculated at the daily rate of 3966.665 ten-thousandths of the defaulted amount multiplying the days of such delay;

(ii) If the Borrower is responsible for loss of right certificates of the collaterals, the Borrower shall be liable to register at competent Authority to get replacement, and shall bear the fees.

(3)	Default liabilities of Mortgage

The Mortgage shall indemnify the Lender for any loss if the Lender’s failure to realize its mortgage right is caused by the Mortgagor’s breach of contract.

Exhibit 10.1

ARTICLE 8

If the Borrower fails to repay the debts in time, The Lender has the right to depose the collaterals and have priority in having his claim paid with the value realized, the Lender also has the right of recourse, if the such value is not enough to repay the principle and interest.

ARTICLE 9

The Borrower shall be liable for mortgage registration, and shall bear the fees caused by identification, assessment, registration and insurance as required by mortgage.

ARTICLE 10

In the event that the Lender has to resort to any litigation means to realize its creditor’s rights under this Contract on the ground of any default of the Borrower, all and any legal fee, travel expense and other costs and expenses incurred by the Lender for realization of its creditor’s rights shall be borne by the Borrower and the Mortgagor in a joint and several manner.

ARTICLE 11

Any dispute arising from or in connection with this Contract shall be governed by the people’s court in the place where the domicile of the Lender is located.

ARTICLE 12

Miscellaneous

____________________________________________________________

____________________________________________________________

____________________________________________________________

ARTICLE 13

Anything not contained in this Contract shall be settled in accordance with relevant applicable PRC laws, regulations and rules.

Exhibit 10.1

ARTICLE 14

This Contract is made in triplicates and the Lender, the Borrower and the Mortgagor shall hold one original respectively. This Contract shall come into force upon the execution and sealing by all parties hereto.

ARTICLE 15

Reminders

The Lender has requested the Borrower and the Mortgagor to make comprehensive and accurate understanding of all provisions under this printed Contract and has make corresponding explanations on relevant provisions as required by the Lender and the Mortgagor. All parties hereto have no discrepancy on the meaning of this Contract and represent and consent not to raise any objection to the meaning of this Contract at any time.

Exhibit 10.1

Borrower	Lender(Mortgagee)
Borrower: Fujian Yada Food Co., Ltd.	Lender(Mortgagee): Songxi County Rural Credit Cooperative Union Business
(福建亚达食品开发有限公司) (seal)	Office 松溪县农村信用合作联社营业部 (seal)
Address:
Legal representative: (seal)	Legal representative: (seal)
(authorized agent)	(authorized agent)

Account Credit Union (Bank) and
Account Number:
Mortgagor
Mortgagor: Fujian Yada Food Co., Ltd. (福建亚达食品开发有限公司) (seal)
Address:
Legal representative: (seal)
(Authorized agent)
Account Credit Union (Bank) and Account Number:

Exhibit 10.1

Annexes: I. Collaterals List.

In witness whereof, the parties hereto have caused this Contract to be executed on August 16, 2011 in the Lender’s Business Office

Annex I